Exhibit 23 (b)


                       [Rea & Associates, Inc. Letterhead}
                         Consent of Independent Auditors

          We consent to incorporation by reference in the Registration Statement Form S-8 pertaining to the Peoples Bancorp Inc. Retirement Savings Plan of our report dated May 22, 2003 with respect to the financial statements and schedules of the Peoples Bancorp Inc. Retirement Savings Plan included in the amended (June 23, 2003) Annual Report (Form 11-K/A) for the year ended December 31, 2002.

                               /s/ Rea & Associates, Inc.

August 26, 2003